Exhibit 10.1

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) is made and entered into as of July 31, 2015, by and between CA-10880 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and PUMA BIOTECHNOLOGY, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated October 4, 2011 (the “Original Lease”), as previously amended by Commencement Letter dated January 10, 2012, First Amendment dated November 28, 2012 (the “First  Amendment”),  Commencement Letter dated  January 9, 2013, Second Amendment dated December 2, 2013 (the “Second Amendment”), Commencement Letter dated January 14, 2014 and Third Amendment dated March 18, 2014 (the “Third Amendment”) (as amended, the “Lease”).   Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 25,683 rentable square feet (the “Existing Premises”) described as Suite Nos. 2000, 2020, 2050 and 2150 on the 20th and 21st floors of the building commonly known as 10880 Wilshire Boulevard located at 10880 Wilshire Boulevard, Los Angeles, California (the “Building”).

B.	The Lease will expire by its terms on December 31, 2018 (the “Existing Expiration Date”), and the parties wish to extend the term of the Lease on the following terms and conditions.
C.

The parties wish to  expand the Premises (defined in the Lease) to include additional  space, containing approximately 26,057 rentable square feet described as Suite No. 1700 on the 17th floor of  the Building and shown  on  Exhibit A  attached hereto  (the “Expansion  Space”),  on the following terms and conditions.

NOW, THEREFORE, in  consideration  of  the  above recitals  which  by  this  reference  are incorporated  herein,  the  mutual  covenants  and  conditions  contained  herein  and  other  valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Extension.   The term of the Lease is hereby extended through March 31, 2026 (the “Extended Expiration Date”).   The portion of the term of the Lease beginning on January 1, 2019 (the “Extension Date”) and ending on the Extended Expiration Date shall be referred to herein as the “Extended Term”.

2.	Expansion.
2.1.

Effect of Expansion.  Effective as of the Expansion Effective Date, the Premises shall be increased from 25,683 rentable square feet on the 20th and 21st floors to 51,740 rentable square feet on the 17th, 20th and 21st floors by the addition of the Expansion Space, and, from and after the Expansion Effective Date, the Existing Premises and the Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Expansion Space (the “Expansion Term”) shall commence on the Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the Extended Expiration Date.  From and after the Expansion Effective Date, the Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein.  Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowance, free rent or other financial concession  granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the Expansion Space.

2.2.

Expansion Effective Date.  As used herein, “Expansion Effective Date” means the earlier of (i) the date on which Tenant first occupies the Expansion Space for the purpose of conducting its business operations therein, or (ii) April 1, 2016.

2.3.

Confirmation Letter.  At any time after the Expansion Effective Date,  Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein.  Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within 10 days after receiving it.

3.	Base Rent.
3.1.

Existing Premises from and after April 1, 2016.  With respect to the Existing Premises from and after April 1, 2016, the Base Rent schedules set forth in Section 2., “Base Rent” of the Third Amendment, Section 2., “Base Rent” of the Second Amendment, Section 2., “Base Rent” of the First Amendment, and Section 1.4., “Base Rent” of the Original Lease shall be deleted in their entirety and the schedule of Base Rent for the Existing Premises shall be as follows:

Period	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
April 1, 2016 through March 31, 2017	$51.60	$110,436.90
April 1, 2017 through March 31, 2018	$53.15	$113,754.29
April 1, 2018 through March 31, 2019	$54.74	$117,157.29
April 1, 2019 through March 31, 2020	$56.38	$120,667.30
April 1, 2020 through March 31, 2021	$58.08	$124,305.72
April 1, 2021 through March 31, 2022	$59.82	$128,029.76
April 1, 2022 through March 31, 2023	$61.61	$131,860.80
April 1, 2023 through March 31, 2024	$63.46	$135,820.27
April 1, 2024 through March 31, 2025	$65.37	$139,908.14
April 1, 2025 through the Extended Expiration Date (i.e. March 31, 2026)	$67.33	$144,103.03

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.2.	Expansion Space During Expansion Term. With respect to the Expansion Space during the Expansion Term, the schedule of Base Rent shall be as follows:

Period During the Expansion Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
Expansion Effective Date through March 31, 2017	$51.60	$112,045.10
April 1, 2017 through March 31, 2018	$53.15	$115,410.80
April 1, 2018 through March 31, 2019	$54.74	$118,863.35
April 1, 2019 through March 31, 2020	$56.38	$122,424.47
April 1, 2020 through March 31, 2021	$58.08	$126,115.88
April 1, 2021 through March 31, 2022	$59.82	$129,894.15
April 1, 2022 through March 31, 2023	$61.61	$133,780.98
April 1, 2023 through March 31, 2024	$63.46	$137,798.10
April 1, 2024 through March 31, 2025	$65.37	$141,945.51
April 1, 2025 through the Extended Expiration Date (i.e. March 31, 2026)	$67.33	$146,201.48

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

Base Rent Abatement Applicable to the Expansion Space.  Notwithstanding anything in this Amendment to the contrary, so long as Tenant is not in Default (as defined in Section 19 of the Original Lease), Tenant shall be entitled to an abatement of Base Rent in the amount of $112,045.10 per month applicable to seven (7) consecutive full calendar months of the Expansion Term commencing with the second (2nd) full calendar month of the Expansion Term.  The total amount of Base Rent abated in accordance with the foregoing shall equal $784,315.70 (the “Abated Base Rent”).  Only Base Rent shall be abated pursuant to this Section, and all Additional Rent (as defined in Section 3 of the Original Lease) and other costs and charges specified in this Amendment and/or the Lease shall remain as due and payable pursuant to the provisions of this Amendment and/or the Lease.

4.	Cash Security Deposit; Letters of Credit.
4.1.

Cash Security Deposit.  Landlord, pursuant to the terms of the Lease, currently retains a cash Security Deposit in the amount of$36,434.00 as security for Tenant's performance of its obligations under the Lease.  Landlord and Tenant acknowledge that such Security Deposit was not previously reduced on January I, 2015 as contemplated by Section 3 of the First Amendment.  Within thirty (30)  days after following the satisfaction of Tenant's  obligations  under  Section  4.2.A  below, Landlord  shall  return  such Security Deposit to Tenant by way of a check or credit against Base Rent next due under the Lease.

4.2.	Replacement or Amendment of Existing Letter of Credit.
A.

Increase in Letter of Credit Amount.  Pursuant to Section  6 of Exhibit F to the Original Lease, Tenant provided Landlord with a Letter of  Credit (defined  in Section  6.1 of Exhibit F to the Original Lease) issued by Wells Fargo Bank N.A. and described as Irrevocable Standby Letter of Credit Number IS0005128  dated November 16, 2011. Landlord and Tenant acknowledge that the Letter of Credit Amount (defined in Section 6.1 of Exhibit F to the Original Lease) was not previously reduced and, as such, the current Letter   of   Credit Amount is $1,000,000.00.  Concurrently with Tenant's execution of this Amendment, Tenant shall increase the Letter of Credit Amount from $1,000,000.00 to $2,500,000.00 by way of either an amendment to the Letter of Credit or a replacement Letter of Credit that satisfies all of the requirements of Section 6 of Exhibit F to the Original Lease.  If Tenant elects to provide Landlord with a replacement Letter of Credit, Landlord, thirty (30) days after its' receipt of the replacement Letter of Credit, shall return the existing Letter of Credit to the issuer of the existing Letter of Credit to Wells Fargo Bank along with Landlord's authorization  to  cancel  the  existing Letter  of  Credit.    Notwithstanding the forgoing, if Wells Fargo Bank is the issuer of the replacement Letter of Credit, Landlord, upon receipt of Wells Fargo Bank's written commitment to issue the replacement Letter of Credit, shall work together in good faith with Wells Fargo Bank to exchange the existing Letter of Credit for the replacement Letter of Credit in accordance with commonly accepted industry practices.

B.	Reduction in Letter of Credit Amount. Section 6.6 of Exhibit F to the Original Lease (entitled Reduction in Letter of Credit Amount) is hereby amended to read as follows:

“Provided that, during the 12 month period immediately preceding the effective date of any reduction of the Letter of Credit, no Default has occurred under this Lease which was not cured by Tenant within any applicable notice and cure periods (the “LC Reduction Conditions”), Tenant may reduce the Letter of Credit Amount so that the reduced Letter of Credit Amounts will be as follows: (a) $2,000,000.00 effective as of April 1, 2018; (b) $1,500,000.00 effective as of April 1, 2019;  and (c) $1,000,000.00 effective as of April 1, 2021.   If Tenant is not entitled to reduce the Letter of Credit Amount as of a particular reduction effective date due to Tenant's failure to satisfy the LC Reduction Conditions described above, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant satisfied the LC Reduction Conditions necessary for such earlier reduction.  Notwithstanding anything to the contrary  contained herein, if Tenant has been in Default under this Lease at any time prior to the effective date of any reduction of the Letter of Credit Amount and Tenant has failed to cure such Default within any applicable notice and cure period, then Tenant shall have no further right to reduce the Letter of Credit Amount as described  herein. Any  reduction  in  the  Letter  of  Credit Amount  shall  be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced  amount or  an  amendment to the then  existing Letter of  Credit reflecting the reduced amount.”

5.	Tenant's Share. With respect to the Expansion Space during the Expansion Term, Tenant's Share shall be 4.4317%.
6.	Expenses and Taxes.
6.1.

Existing Premises from and after April1, 2016.  With respect to the Existing Premises from and after April 1, 2016, Tenant shall pay for Tenant's Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Existing Premises from and after April 1, 2016, the Base Year for Expenses and Taxes shall be calendar year 2016.

6.2.

Expansion Space During Expansion Term. With respect to the Expansion Space during the Expansion Term, Tenant shall pay for Tenant's Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Expansion Space during the Expansion Term, the Base Year for Expenses and Taxes shall be calendar year 2016.

7.	Improvements to Existing Premises and Expansion Space.
7.1.

Configuration and Condition of Existing Premises and Expansion Space.    Tenant acknowledges that it is in possession of the Existing Premises and that it has inspected the Expansion Space, and agrees to accept each such space in its existing configuration and condition, without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

7.2.	Responsibility for Improvements to Existing Premises and Expansion Space.

Landlord shall perform improvements to the Existing Premises and the Expansion Space in accordance with Exhibit B attached hereto.

8.

Other Pertinent Provisions.    Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this  Section), the Lease shall be amended in the following additional respects:

8.1.

California Public Resources Code § 25402.10.   If Tenant (or any party  claiming by, through or under Tenant) pays directly to the provider for any energy  consumed at the Building, Tenant, promptly upon request, shall deliver to Landlord  (or, at Landlord's option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required to disclose to a prospective buyer, tenant or mortgage lender under California Public Resources Code § 25402.10 or any similar law.

8.2.

California Civil Code Section 1938.  Pursuant to California Civil Code § 1938, Landlord hereby states that the Existing Premises and the Expansion Space have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

8.3.

Parking.   With respect to the Existing Premises, Tenant currently has the right, but not the obligation, to lease up to an aggregate of 56 unreserved parking passes; provided, however, Tenant may convert up to three (3) of such 56 unreserved passes into three (3) reserved parking passes in the Parking Facility (as defined in Section 24 of the Original Lease). Such rights shall remain in place through the Extended Term. With respect to the Expansion Space during the Expansion Term, subject to the terms and conditions set forth in Section 24 of the Original Lease, as amended herein, Tenant shall have the right, but not the obligation, to lease up to 78 additional unreserved parking  passes.   Prior to the Expansion Effective Date, Tenant shall notify Landlord in writing of the number of additional unreserved parking passes which Tenant initially elects to lease during the Expansion Term.  Thereafter, Tenant may increase or decrease the number of additional unreserved parking passes to be used by Tenant pursuant to this Section 8.3   upon a minimum of 30 days prior written notice to Landlord.  Tenant shall pay Landlord the current rate of $180.00 per unreserved parking pass per month, plus applicable taxes, if any.   Such parking rate shall be subject to increase from time to time to reflect the prevailing market rates consistently charged in the Parking Facility.

8.4.	Notice Addresses. Any notice required under the terms of the Lease to be given to Landlord shall be sent to the following addresses:

CA-10880 WILSHIRE LIMITED PARTNERSHIP

c/o Equity Office

10880 Wilshire Boulevard

Suite 1010

Los Angeles, CA  90024

Attention: Property Manager

With copies to:

CA-10880 WILSHIRE LIMITED PARTNERSHIP

c/o Equity Office

222 South Riverside Plaza

Suite 2000

Chicago, IL  60606

Attention: Managing Counsel

and

Equity Office

222 South Riverside Plaza

Suite 2000

Chicago, IL  60606

Attention: Lease Administration

8.5.

Extension Option.  Tenant shall have the right extend the Extended  Term for the entire Premises  only  for  one  additional  period  of  five  (5)  years  pursuant  to  the  terms  and conditions set forth in Section 3., “Extension Option” of  EXHIBIT    F, “ADDITIONAL  PROVISIONS” of the Original Lease;  provided,   however,   all references  to the phrase   (a) “Term”  shall be deleted  and the phrase “Extended  Term” shall be substituted therefore;   and (b) “Expiration  Date” shall be deleted and the phrase “Extended  Expiration Date” shall be substituted therefore.

8.6.	Acceleration Option. Section 4., “Acceleration Option” of EXHIBIT F, “ADDITIONAL PROVISIONS” of the Original Lease is hereby deleted in its entirety and of no further force and effect.
9.	Miscellaneous.
9.1.

This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the   matters   set forth   herein.  There have been no additional oral or written representations or agreements.  Tenant shall not be entitled, in connection with entering into  this  Amendment,  to  any  free  rent,  allowance,  alteration,  improvement or  similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

9.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
9.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.
9.4.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

9.5.	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.
9.6.

Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners,  officers,  directors,  employees,  mortgagee(s)  and  agents,  and  the  respective principals and members of any such agents harmless from all claims of any brokers (other than L.A.  Realty Partners)  claiming to have represented  Tenant in  connection with this Amendment.  Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries,  partners,  officers,  directors,  employees,  and  agents,  and  the  respective principals  and  members  of  any  such  agents  harmless  from  all  claims  of  any  brokers claiming  to  have  represented  Landlord  in  connection  with  this  Amendment.    Tenant acknowledges that any assistance rendered by any agent or  employee of any affiliate of Landlord  in connection  with this Amendment has been  made as an accommodation  to Tenant solely in furtherance of consummating the transaction  on behalf of Landlord, and not as agent for Tenant.

9.7.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF,  Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:
CA-10880 WILSHIRE LIMITED PARTNERSHIP, a
Delaware limited partnership

By: EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Frank Campbell
	Name:	Frank Campbell
	Title:	Managing Director

TENANT:

PUMA BIOTECHNOLOGY, INC., a Delaware corporation

By:	/s/ Alan H. Auerbach
Name:	Alan H. Auerbach
Title:	Chief Executive Officer and President

By:	/s/ Charles R. Eyler
Name:	Charles R. Eyler
Title:	Senior Vice President – Finance & Treasurer

EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

TO BE ATTACHED

1

EXHIBIT B

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings:   “Agreement” means the Amendment of which this Work Letter is a part.   The “Premises” shall mean the Existing Premises and the Expansion Space.  “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter.  “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1 ALLOWANCE.

1.1 Allowance.     Tenant  shall  be  entitled  to  a  one-time  tenant  improvement  allowance  (the “Allowance”) in the aggregate  amount  of $1,818,380.00   (i.e., $55.00  per rentable  square  foot  of the Expansion Space plus $15.00 per rentable square foot of the Existing Premises) to be applied toward (a) the Allowance Items (defined  in Section 1.2 below) and/or (b) a credit against Base Rent applicable  to the Expansion Space coming due under the Agreement from and after the last day of the eighth (8th) full calendar  month  of  the  Expansion   Term  and/or  (c)  the  cost  of  purchasing  furniture,   fixtures,  and equipment  to  be used  in the  Premises  by Tenant  and/or  (d)  costs  associated  with  the  installation  of telephone   and  data  cabling,   and/or   (e)  costs  associated   with  moving  into  the  Expansion   Space. Notwithstanding  the foregoing,  the total portion  of the Allowance  that is applied toward  items (b), (c), (d) and/or (e) shall not exceed, in the aggregate, $645,815.00 (i.e., $10.00 per rentable square foot of the Expansion  Space  plus  $15.00  per  rentable  square  foot  of the  Existing  Premises).  Tenant,  by written notice  to  Landlord  (the  “Allowance  Notice”)  shall  advise  Landlord  of  the  manner  in which  Tenant desires to apply the Allowance.    Any portion  of the Allowance  that is applied  toward  the cost of the Tenant  Improvement  Work  shall  applied  in accordance  with  Section 1.2 below.    Any portion of the Allowance that is applied as a credit against Base Rent shall be applied against the installment of Base Rent for  the  ninth  (9th)  full  calendar  month  of  the  Expansion  Term    and,  if  necessary,  consecutive calendar months thereafter.   Any portion of the Allowance that is applied toward  items (c), (d) and (e) shall be disbursed to Tenant  within  45 days after Landlord's receipt of paid invoices from Tenant with respect to Tenant's  actual costs of items (c), (d) and (e) as described  above; provided that Tenant shall also be required to provide Landlord with unconditional waivers of mechanics  liens with respect to any items that relate to work of a type for which a mechanics lien could be potentially be filed.  Tenant shall be responsible  for all costs  associated  with the Tenant  Improvement  Work,  including  the costs of the Allowance  Items, to the extent such costs exceed the lesser of (i) the Allowance,  or (ii) the aggregate amount  that  Landlord   is  required   to  disburse   for   such   purpose   pursuant   to  this   Work   Letter. Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance by December 31, 2016, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement of the Allowance.  Except  as otherwise  provided  in this  Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”):  (a) the fees of the Architect  (defined  in Section 2.1 below) and the Engineers  (defined  in Section 2.1 below); (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement  Work, including after hours charges, testing and inspection costs,  freight  elevator   usage,  hoisting  and  trash  removal  costs,  and  contractors'  fees  and  general conditions;  (d) the  cost  of  any  change  to  the  base,  shell  or  core  of  the  Expansion  Space,  Existing Premises or Building  required  by the Plans (defined  in Section 2.1 below) (including  if such change is due to the fact  that  such  work  is prepared  on an unoccupied  basis),  including  all direct  architectural and/or engineering fees and expenses  incurred in connection  therewith; (e) the cost of any change to the Plans  or  Tenant  Improvement   Work  required  by Law;  (f) the  Landlord  Supervision  Fee  (defined  in Section 3.2.2 below); (g) sales and use taxes; and (h) all other costs expended  by Landlord in connection with the performance of the Tenant Improvement Work.

2 PLANS AND PRICING.

2.1 Selection  of Architect.   Landlord  shall retain the architect/space  planner (the “Architect”) and the engineering consultants  (the “Engineers”) of Landlord's choice to prepare all architectural  plans for the Premises and all engineering  working drawings relating to the structural,  mechanical,  electrical, plumbing,  HVAC,  life-safety,   and  sprinkler  work  in  the  Premises.     The  plans  and  drawings  to  be prepared  by the  Architect  and  the Engineers  shall  be referred  to  in this  Work  Letter  as the “Plans.” Tenant  shall  be responsible  for  ensuring  that  all elements  of the design  of the Plans  are suitable  for

Tenant's use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord's approval of the Plans shall relieve Tenant from such responsibility.

2.2 [Intentionally Omitted.]

1

2.3 [Intentionally Omitted.]

2.4 Additional  Programming Information.   Landlord and Tenant acknowledge that they have approved   the    space   plan    for   the   Premises   prepared   by                ,   dated                , 2015, job number            (the “Space Plan”).  Tenant shall deliver to Landlord, in writing, all information that, together with the Space Plan, is necessary, in the judgment of Landlord, the Architect  and  the  Engineers,  to  complete the  architectural,  engineering  and  final  architectural working drawings for the Premises in a form that is sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work (the “Construction Drawings”), including  electrical  requirements,  telephone  requirements,  special  HVAC  requirements,  plumbing requirements,  and  all  interior  and  special  finishes  (collectively,  the   “Additional   Programming Information”).  The  Additional  Programming  Information  shall  be  consistent  with  Landlord's requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”)  and shall otherwise be subject to Landlord's reasonable approval.   Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within five (5) business days after the later of Landlord's  receipt  thereof  or  the  mutual  execution  and  delivery  of  this  Agreement.    If Landlord disapproves the Additional Programming Information, Landlord's notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord's objections. If Landlord disapproves the Additional Programming Information, Tenant shall  modify the  Additional  Programming Information  and  resubmit  it  for  Landlord's  review  and approval.  Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information.  If requested by Tenant, Landlord, in its sole and absolute discretion, may assist Tenant, or cause the Architect and/or the Engineers to assist Tenant, in preparing all or a portion of the  Additional  Programming  Information;  provided, however, that,  whether  or  not  the  Additional Programming Information is prepared with such assistance, Tenant shall be solely responsible for the timely preparation and delivery of the Additional Programming Information and for all elements thereof and, subject to Section 1 above, all costs relating thereto.

2.5 Construction Drawings.   After approving the Additional Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the Space Plan and the approved Additional Programming Information.  Such preparation and delivery shall occur within 15 business days after the later of Landlord's approval of the Additional Programming Information or the mutual execution and delivery of this Agreement.  Tenant shall approve or disapprove the Construction Drawings by notice to Landlord.  If Tenant disapproves the Construction Drawings, Tenant's notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings.  After receiving such notice of disapproval, Landlord shall cause the Architect and/or the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant's disapproval (provided, however, that  Landlord  shall not  be  required to  cause the  Architect or the Engineers to make any revision to the Construction Drawings that is inconsistent with the Landlord Requirements  or  that  Landlord  otherwise  reasonably  disapproves),  and  resubmit  the  Construction Drawings to Tenant for its approval.  Such revision and resubmission shall occur within five (5) business days after the later of Landlord's receipt of Tenant's notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such mutual execution and delivery) if such revision is material.  Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings. The Construction Drawings approved by Landlord and Tenant are referred to in this Work Letter as the “Approved Construction Drawings”.

2.6 Construction   Pricing.     Within  10 business  days  after  the  Construction  Drawings  are approved by Landlord and Tenant, Landlord shall provide Tenant with Landlord's  reasonable estimate (the “Construction  Pricing Proposal”) of the cost of all Allowance Items to be incurred by Tenant in connection  with  the  performance  of  the  Tenant  Improvement  Work  pursuant  to  the  Approved Construction Drawings.  Tenant shall provide Landlord with notice approving or disapproving the Construction Pricing Proposal.  If Tenant disapproves the Construction Pricing Proposal, Tenant's notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.7 below.  Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant.  Upon Tenant's approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and commence construction relating to such items.

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2.7 Revisions to Approved Construction Drawings.  If Tenant requests any revision to the Approved Construction  Drawings,  Landlord  shall provide Tenant  with notice  approving  or reasonably disapproving such revision,  and, if Landlord  approves such revision,  Landlord  shall have such revision made  and  delivered   to  Tenant,  together  with  notice  of  any  resulting   change  in  the  most  recent Construction  Pricing  Proposal,  if any, within  10 business  days after the later  of Landlord's receipt  of such request or the mutual execution  and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary  (but not more than 15 business days after the later  of such receipt  or such execution  and delivery)  if such revision  is material,  whereupon Tenant,  within  one (1)  business  day,  shall  notify  Landlord  whether  it  desires  to  proceed  with  such revision.    If  Landlord  has  commenced  performance  of  the  Tenant  Improvement  Work,  then,  in  the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision.  Landlord shall not revise the Approved Construction Drawings without Tenant's consent, which shall not be unreasonably withheld, conditioned or delayed.

2.8 Time Deadlines.  Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers  and other consultants  to complete all phases of the Plans, approve the Construction Pricing Proposal and obtain the permits for the Tenant Improvement Work as soon as possible after the execution  of  this  Agreement,  and  Tenant  shall  meet  with  Landlord, in  accordance with a schedule determined by Landlord, to discuss the parties'  progress.

3 CONSTRUCTION.

3.1 Contractor.   A contractor designated by Landlord (the “Contractor”) shall perform the Tenant Improvement Work.  In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2 Construction.

3.2.1 Over-Allowance Amount.  If  the  Construction Pricing Proposal  exceeds   the Allowance,  then,  concurrently  with  its  delivery  to  Landlord  of  approval  of  the  Construction  Pricing Proposal, Tenant  shall  deliver  to Landlord  cash in the amount  of such  excess  (the “Over-Allowance Amount”).  Any Over-Allowance Amount shall be disbursed by Landlord before the Allowance and pursuant to the same procedure as the Allowance.  After the Construction  Pricing  Proposal is approved by Tenant, if any revision  is made to the Approved Construction  Drawings  or the Tenant Improvement Work  that  increases  the  Construction   Pricing  Proposal, or if the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all  Allowance  Items to be incurred by Tenant in connection with the performance of the Tenant Improvement  Work pursuant to the Approved Construction   Drawings, then Tenant shall deliver any resulting Over-Allowance Amount  (or  any resulting increase in the Over-Allowance Amount) to Landlord immediately upon Landlord's request.

3.2.2 Landlord's Retention of Contractor.   Landlord  shall  independently   retain  the Contractor  to perform  the Tenant  Improvement  Work  in accordance  with  the  Approved  Construction Drawings.      Tenant   shall   pay   a   construction   supervision   and   management   fee   (the  “Landlord Supervision Fee”) to Landlord  in an amount equal to two percent (2%) of the aggregate amount of all Allowance Items other than the Landlord Supervision Fee.

3.2.3 Contractor's Warranties.  Tenant  waives  all claims  against  Landlord  relating  to any defects  in the Tenant  Improvements;  provided,  however,  that  if, within  30 days  after  substantial completion  of  the  Tenant  Improvement  Work,  Tenant  provides  notice  to  Landlord  of  any non-latent defect in the Tenant Improvements, or if, within  11 months  after substantial  completion  of the Tenant Improvement Work, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, then Landlord  shall,  at its option,  either  (a) assign  to Tenant  any right  Landlord  may have  under the Construction Contract  (defined  below) to require the Contractor to correct, or pay for the correction  of, such defect, or (b) at Tenant's expense, use reasonable  efforts to enforce such right directly against the Contractor  for  Tenant's benefit.    As used  in this  Work  Letter,  “Construction Contract” means  the construction contract  between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4 COMPLETION.

Tenant acknowledges  and agrees that the Tenant Improvement  Work may be performed during Building  HVAC  Hours  before  or  after  the  Expansion  Effective  Date.  Landlord and Tenant shall cooperate with each other in order to enable the Tenant Improvement Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible.  Notwithstanding any contrary provision of this Agreement, any delay in the completion of the Tenant Improvement Work or inconvenience suffered by  Tenant  during  the  performance of the Tenant Improvement Work shall not delay the Expansion Effective Date, nor shall it subject Landlord to any liability for any  loss or  damage  resulting  therefrom  or  entitle  Tenant  to  any  credit,  abatement or adjustment of rent or other sums payable under the Lease.

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5 MISCELLANEOUS.

Notwithstanding  any  contrary  provision  of  this  Agreement,  if  Tenant defaults  under  this  Agreement  before  the  Tenant  Improvement  Work  is  completed,  Landlord's obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.   This Work Letter shall not apply to any space other than the Existing Premises and the Expansion Space.

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EXHIBIT C

10880 WILSHIRE BOULEVARD

CONFIRMATION LETTER

                      , 2015

PUMA BIOTECHNOLOGY, INC.

10880 Wilshire Boulevard

Suite 2150

Los Angeles, California

Re:

Fourth Amendment (the “Amendment”) dated                           ,2015, between  CA-10880 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and PUMA BIOTECHNOLOGY, INC., a Delaware  corporation (“Tenant”), concerning Suite 1700 (the “Expansion  Space”)  on the 17th floor of the building located at 10880 Wilshire Boulevard, Los Angeles, California.

Lease ID:

Business Unit Number:

Dear:

In accordance with the Amendment, Tenant accepts possession of the Expansion Space and confirms the following:

1. The Expansion Effective Date is                     and the Extended Expiration Date is

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention.   Please note that, pursuant to  Section 2.3  of  the Amendment, if Tenant fails to  execute and return  (or,  by notice to Landlord, reasonably object to) this letter within 10 days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

Agreed and Accepted as of                      , 2015.

“Tenant”:	“Landlord”:
EQUITY OFFICE MANAGEMENT, L.L.C.,
PUMA BIOTECHNOLOGY, INC., a	as agent for CA-10880 Wilshire Limited
Delaware corporation	Partnership

By:	By:
Name:	Name:
Title:	Title:

Exhibit C

1

EXHIBIT D

FORM OF LETTER OF CREDIT

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant:	PUMA
BIOTECHNOLOGY, INC., a Delaware corporation

Beneficiary

CA-10880 WILSHIRE LIMITED PARTNERSHIP,  a Delaware limited partnership

Equity Office

222 South Riverside Plaza, Suite 2000

Chicago, Illinois 60606

Attention: Treasury Department.

A copy of any notices

and amendments should be sent to:

CA-10880 Wilshire Limited Partnership

c/o Equity Office

10880 Wilshire Boulevard

Suite 1010

Los Angeles, CA  90024

Attention:  Property Manager

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above    referenced     Applicant     in    the     amount     of                          U.S. Dollars ($                     ) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.
2.

Beneficiary's dated  statement  purportedly  signed  by an authorized  signatory  or agent reading: “This  draw in the amount  of                        U.S. Dollars  ($                       ) under your Irrevocable  Standby Letter of Credit No.                    represents funds due and owing to us pursuant  to the terms of that certain lease by and between CA-10880 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership, as landlord, and  PUMA BIOTECHNOLOGY, INC.,  a Delaware corporation,  as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It  is  a  condition   of  this  Irrevocable   Standby  Letter  of  Credit  that  it  will  be  considered automatically  renewed  for  a one  year  period  upon the expiration  date set forth  above  and upon  each anniversary  of such date, unless at least 45 days prior to such expiration  date or applicable  anniversary thereof, we notify you in writing,  by certified  mail return receipt  requested  or by recognized  overnight courier service at the addresses  set forth above, that we elect not to so renew this Irrevocable  Standby Letter of Credit.  In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable  Standby  Letter  of Credit  in accordance  with  1 and 2 above  in the event that we elect not to renew this Irrevocable  Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable  substitute irrevocable standby letter of credit in accordance with the terms of the above referenced  lease.   We further acknowledge and agree that:  (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement

Exhibit D

1

and regardless of whether Applicant  disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge.  In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the International Standby Practices

(ISP98) ICC Publication No. 590.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located  at               to  the attention of               .

Very truly yours,

Exhibit D

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